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                                                                 EXHIBIT 10.46

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                                     BETWEEN
                              DBS INDUSTRIES, INC.
                                       AND
                                FRED W. THOMPSON

         Pursuant to the Employment Agreement (the "Agreement") dated April 18, 1996, by and between DBS Industries, Inc., a Delaware corporation (the "Company") and Fred W. Thompson (the "Employee") collectively the "parties", the terms and conditions are hereby amended as follows:

Article I, Section 1.1. EMPLOYMENT AND TERM: The Agreement is for a term of five years effective July 1, 1999.

Article III, Section 3.1. ANNUAL BASE SALARY: The Company shall pay Employee salary for the services to be rendered by him during the term of the Agreement at the rate of two hundred fifty thousand dollars ($250,000) annually (prorated for any portion of a year).

Article III, Section 3.3. STOCK OPTIONS: Employee shall be granted stock options to purchase an additional one million (1,000,000) shares of DBSI's common stock at a discounted exercise price of $1.3496 per share, as approved by the Board of Directors on September 1, 1999. The options are subject to vesting; 250,000 of which will vest immediately on September 1, 1999, and the remainder shall vest as follows:


January 1, 2000                     250,000
January 1, 2001                     250,000
January 1, 2002                     250,000


The Stock Options are subject to (a) the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A, and (b) Employee's execution of the Stock Option Agreement and all other documents customarily required by the Company to effect the grant of stock options.

Article IV, Section 4.3. TERMINATION WITHOUT CAUSE: If Employee is terminated without cause, the Employee shall continue to be paid an amount equal to his then monthly base salary for the duration of his employment term as stated in
Article I, Section 1.1. above. If Employee is terminated without cause, he shall be entitled to full vesting of all options granted by this Amendment.


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All other terms and conditions of the Employment Agreement shall remain as found in the original Agreement dated April 18, 1996, except for revisions approved by Board action.

         IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of this 1st day of September, 1999.

EMPLOYER:                                DBS INDUSTRIES, INC.

                                    BY:
                                         ---------------------------
                                         MICHAEL T. SCHIEBER, SECRETARY

EMPLOYEE:                           BY:
                                         ---------------------------
                                         FRED W. THOMPSON